SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                  March 27, 2003
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                       (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

        Delaware                    1-11661                    13-3447441
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(State of Incorporation)          (Commission              (I.R.S. Employer
                                  File Number)             Identification No.)


745 Seventh Avenue
New York, New York                                                10019
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(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.   Other Events
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     On March 27, 2003, Lehman ABS Corporation ("LABS") transferred
$25,000,000 aggregate principal amount of 7 3/4% Debentures due January 15, 2027, issued by Philip Morris Companies Inc., predecessor to Altria Group, Inc. (the "Underlying Securities") to the Corporate Backed Trust Certificates, Altria Debenture-Backed Series 2003-8 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Altria Debenture-Backed Series 2003-8 (the "Certificates") pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of March 27, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated March 18, 2003 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.   Financial Statements and Exhibits
          ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.           Description
--------------        -----------

      4.1 Series Supplement, dated as of March 27, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEHMAN ABS CORPORATION


                                    /s/ Rene Canezin
                                    -----------------------------------
                                    Name:  Rene Canezin
                                    Title: Senior Vice President


March 27, 2003


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INDEX TO EXHIBITS
   Exhibit No.                             Description
   -----------                             -----------

      4.1 Series Supplement, dated as of March 27, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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